                                                                Exhibit 23.1

              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this registration statement of our report dated July 22, 1999 included herein and to all references to our Firm included in this registration statement.



July 22, 1999                                       /s/ Arthur Andersen, LLP
Chicago, Illinois